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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 19, 2002


                     QWEST COMMUNICATIONS INTERNATIONAL INC.
            ---------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                              --------------------
                 (State or other jurisdiction of incorporation)



              000-22609                               84-1339282
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     (Commission File Number)             (IRS Employer Identification No.)



     1801 CALIFORNIA STREET       DENVER, COLORADO                 80202
     ----------------------------------------------------------------------
     (Address of principal executive offices)                    (Zip Code)



        Registrant's telephone number, including area code: 303-992-1400


                                 NOT APPLICABLE
                -------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS.

On March 19, 2002, Qwest Communications International Inc. ("Qwest") hosted a conference call with media, analysts, investors, and other interested persons. As previously announced, the webcast of the call (live and replay) is accessible on Qwest's website.

On the call or in this Current Report on Form 8-K Qwest announced the following:

o It had repurchased through direct exchange transactions almost $100 million in face amount of debt issued by Qwest Capital Funding, Inc., its wholly owned subsidiary, and guaranteed by Qwest. Qwest issued in exchange for the debt approximately 9.9 million shares of its common stock. While Qwest does not currently expect to enter into any additional such transactions, Qwest will consider opportunities and could enter into additional transactions without notice, except as required by law.

o As previously announced, on February 5, 2002 it had filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3, which was being reviewed by the Commission. It had received a comment letter from the Commission. In response to questions, it declined to comment further on the letter.

o It expects to file its annual report on Form 10-K for the year ended December 31, 2001 on or before the April 1, 2002 deadline.

FORWARD LOOKING STATEMENTS WARNING

This Current Report on Form 8-K contains projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest Communications International Inc. (together with its affiliates, "Qwest", "we" or "us") with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: potential fluctuations in quarterly results; volatility of Qwest's stock price; intense competition in the markets in which we compete; changes in demand for our products and services; the duration and extent of the current economic downturn, including its effect on our customers and suppliers; adverse economic conditions in the markets served by us or by companies in which we have substantial investments; adverse results of review and scrutiny by regulatory authorities, media and others of financial reporting practices; dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; rapid and significant changes in technology and markets; adverse changes in the regulatory or legislative environment affecting our business; adverse developments in commercial disputes or legal proceedings; delays in our ability to provide interLATA services within our 14-state local service area; failure to maintain rights-of-way; and failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST, and difficulties in combining the operations of the combined

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company. The information contained in this Current Report on Form 8-K is a statement of Qwest's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest's assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. This Current Report on Form 8-K includes analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this Current Report on Form 8-K, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        QWEST COMMUNICATIONS INTERNATIONAL INC.



DATE: March 19, 2002                    By: /s/ Yash A. Rana
                                            ---------------------------
                                            Yash A. Rana
                                            Vice President


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